NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Michael Gamzon
Executive Vice President and Chief Operating Officer
(212) 218-7910

GRIFFIN ANNOUNCES GROUNDBREAKING FOR LEHIGH VALLEY TRADEPORT

NEW YORK, NEW YORK (October 5, 2011) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) today announced that it recently held a reception to celebrate the groundbreaking for the Lehigh Valley Tradeport, a 531,000 square foot warehouse and distribution park located on Fritch Drive in Lower Nazareth Township in the Lehigh Valley of Pennsylvania.  Michael Gamzon, Executive Vice President and Chief Operating Officer of Griffin stated, “We are quite excited about the start of construction on the Lehigh Valley Tradeport.  Our Company has a long history in real estate development, ownership and management.  We currently have 2 million square feet of warehouse and distribution space, much of it built on speculation, including the New England Tradeport, one of the premier industrial parks in New England.  Over the last several years, we set out on a strategy to expand our reach and in 2010 purchased a warehouse at 871 Nestle Way in Allentown, Pennsylvania, and 51 acres of land for development, the latter of which has become the Lehigh Valley Tradeport.”

    Site work for the Lehigh Valley Tradeport began in August of this year.  The park will consist of two warehouse distribution buildings of 228,000 and 303,000 square feet, respectively.   Griffin plans to start construction of the 228,000 square foot building on speculation.  Tim Lescalleet, Griffin Land’s Senior Vice President and head of its leasing activities, commented, “At this point, we have not pre-leased the building but believe the property is very well positioned and we have been encouraged by the recent absorption in the market and the initial inquiries we have received.  We will evaluate our plans to go vertical on the 303,000 square foot building after we complete construction of the smaller one.  That said, we of course would commence construction on a build-to-suit or if we secure a full or partial building lease for that building. ”

    Sean Bleiler, Senior Associate with CBRE, commented, “The Lehigh Valley Tradeport represents one of the first speculative developments in the region since 2008 and will be a needed addition to the Valley.  We believe there will be strong demand for these buildings given their prime location and the lack of modern available space in the 100,000 to 300,000 square foot range.”  The buildings will have 32 foot clear-height with abundant car parking as well as extra trailer parking along the entire length of the larger building.   The larger building also has rail access to a Norfolk Southern line.

    Mr. Gamzon concluded,  “We believe the Lehigh Valley has very strong industry fundamentals with significant additional growth ahead.  We plan to be a long term developer, owner and manager of properties here and seek additional opportunities to expand our presence in this market.”

    Griffin operates a real estate business, Griffin Land, and Imperial Nurseries, its landscape nursery business. Griffin also has investments in Centaur Media plc, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holding Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved particularly with respect to the construction planned for the Lehigh Valley Tradeport and other statements that are not historical facts.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements.  Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 27, 2010.  Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.